UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 29, 2014

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The matters voted upon at Intevac’s Annual Meeting held on May 29, 2014 and the results of such voting are set forth below:

	Affirmative Votes	Negative Votes	Votes Withheld	Abstentions and Broker Non-Votes
Proposal 1: Election of Directors
Norman H. Pond	19,135,577	N/A	89,772	—
Wendell T. Blonigan	19,155,904	N/A	69,445	—
Matthew A. Drapkin	19,162,904	N/A	62,445	—
David S. Dury	18,998,640	N/A	226,709	—
Marc T. Giles	19,084,744	N/A	140,605	—
Stanley J. Hill	19,007,643	N/A	217,706	—
Thomas M. Rohrs	19,001,843	N/A	223,506	—
John F. Schaefer	18,998,643	N/A	226,706	—
Ping Yang	19,198,430	N/A	26,919	—

All director nominees were duly elected.

	Affirmative Votes	Negative Votes	Votes Withheld	Abstentions and Broker Non-Votes
Proposal 2: Proposal to approve an amendment to the Intevac 2003 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares	18,982,624	241,225	—	1,500

Proposal 2 was approved.

	Affirmative Votes	Negative Votes	Votes Withheld	Abstentions and Broker Non-Votes
Proposal 3: Proposal to approve an amendment to the Intevac 2012 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares	18,613,805	611,044	—	500

Proposal 3 was approved.

	Affirmative Votes	Negative Votes	Votes Withheld	Abstentions and Broker Non-Votes
Proposal 4: Ratification of Grant Thornton LLP as independent public accountants for the fiscal year ending December 31, 2014	19,139,846	83,568	—	1,935

Proposal 4 was approved.

	Affirmative Votes	Negative Votes	Votes Withheld	Abstentions and Broker Non-Votes
Proposal 5: An Advisory Vote on Executive Compensation.	15,999,689	3,157,768	—	67,892

The compensation of the named executive officers as disclosed in the Proxy Statement was approved on an advisory basis.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: June 2, 2014	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Executive Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary